FOR IMMEDIATE RELEASE
Contact:  Jennifer Spaude, Ph:  507-386-3765

HickoryTech Announces Share Repurchase Plan of up to $3 Million

MANKATO, Minn., Aug. 18, 2011 — HickoryTech Corporation (NASDAQ: HTCO) today announced its board of directors has authorized a stock repurchase plan in which the company intends to repurchase up to $3 million of HickoryTech’s common stock.

HickoryTech shares will be repurchased periodically in open market transactions or privately negotiated transactions at HickoryTech’s discretion, and are subject to the Securities and Exchange Act Rule 10b-18 and black-out periods in which the company and its insiders are prohibited from trading the company’s stock.

“We believe HickoryTech’s stock price does not adequately reflect our company’s strong financial condition, operating performance, and solid cash flows,” said John Finke, president and chief executive officer of HickoryTech.  “We intend to use this plan over time to increase shareholder value.”

A Form 8-K will be filed with the Securities and Exchange Commission today and will be available at http://investor.hickorytech.com under “SEC Filings.”

The share repurchase plan will be arranged through Stephens Inc.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 460 employees and a five-state fiber network spanning more than 2,750 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP-based voice and data solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO, and is a member of the Russell 2000 Index.  For more information, visit www.hickorytech.com.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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